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Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-12221, 333-68531, 333-85110, 333-85112 and 333-121057 on Form S-8 of our
report dated March 11, 2005, appearing in this Annual Report on Form 10-K of The Boston Beer Company, Inc. for the year ended December 31, 2005.




Boston, Massachusetts
March 15, 2006